Exhibit 32(a)

LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Lamar Advertising Company (“Lamar Advertising”) and Lamar Media Corp. (“Lamar Media”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the combined Annual Report on Form 10-K of Lamar Advertising and Lamar Media for the year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in that combined Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Lamar Advertising and Lamar Media.

Dated: February 26, 2021	By:	/s/ Sean E. Reilly
Sean E. Reilly
President and Chief Executive Officer, Lamar Advertising Company
President and Chief Executive Officer, Lamar Media Corp.

Dated: February 26, 2021	By:	/s/ Jay L. Johnson
Jay L. Johnson
Chief Financial Officer, Lamar Advertising Company
Chief Financial Officer, Lamar Media Corp.